PRELIMINARY COPY


                                               PETROLEUM DEVELOPMENT CORPORATION
                                                     103 East Main Street
                                               Bridgeport, West Virginia  26330


                                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                         July 31, 1998


To the Stockholders of
PETROLEUM DEVELOPMENT CORPORATION:

         Notice is hereby given that the Annual Meeting of Stockholders of Petroleum Development Corporation (the "Company") will be held at the office of the Company at 103 East Main Street, Bridgeport, West Virginia 26330, on July 31, 1998 at 10:00 A.M., West Virginia time, for the following purposes, all as more fully described in the accompanying Proxy Statement:

         (1) To elect two directors to serve a term of three years or until their successors shall be elected and shall qualify;

         (2) To consider and approve the amendment and restatement of the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, to repeal the authorized but unissued Class A Common Stock of the Company and to otherwise consolidate and conform the Articles of Incorporation and all amendments thereto to existing Nevada law.

         (3) To consider and approve an amendment to the Company's Articles of Incorporation to provide for certain limitations of personal liability of directors and officers of the Company in the management of the Company's business.

         (4) To ratify and approve the selection of independent public accountants for the Company for the fiscal year ending December 31, 1998.

         The Board of Directors has fixed the close of business on June 1, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock is required to constitute a quorum.

         EACH STOCKHOLDER IS CORDIALLY INVITED TO BE PRESENT AND TO VOTE AT THIS MEETING IN PERSON. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.
                                          By Order of the Board of Directors,

                                                              James N. Ryan
                                                              Chairman
Bridgeport, West Virginia
May 26, 1998
                                            PETROLEUM DEVELOPMENT CORPORATION
                                                        PROXY STATEMENT
                                             ANNUAL MEETING OF STOCKHOLDERS
                                                         July 31, 1998

                                                    INTRODUCTORY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders of Petroleum Development Corporation (the "Company") to be held on July 31, 1998, notice of which is attached, and at any adjournment thereof.

         Any stockholder giving the accompanying proxy has the power to revoke it prior to its exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Giving the accompanying proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting. Shares represented by proxy will be voted by the proxy holders in accordance with your instructions unless you revoke your proxy or attend the meeting and elect to vote in person. This Proxy Statement and the proxy were first mailed to stockholders on May 26, 1998. The mailing address of the principal executive offices of the Company is Petroleum Development Corporation, P.O. Box 26, Bridgeport, West Virginia 26330.

         The Annual Report to Stockholders for 1997, containing certified financial and other information about the Company, accompanies this Proxy Statement.

                                                       VOTING SECURITIES

         The outstanding voting securities of the Company as of June 1, 1998, consisted of 15,510,762 shares of $0.01 par value common stock ("Common Stock"). Stockholders of record as of the close of business on June 1, 1998 are entitled to vote. Each stockholder is entitled to one vote for each share of Common Stock held of record on this date. Stockholders are not permitted to cumulate their votes for the election of directors. Abstentions and broker non-votes will be counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present.

                                                          PROPOSAL 1

                                                     ELECTION OF DIRECTORS

         The Company's By-Laws provide that the directors of the Company shall be divided into three classes and that, at each annual meeting of stockholders of the Company, successors to the class of directors whose term expires at the annual meeting will be elected for a three-year term. The classes are staggered so that the term of one class expires each year. Mr. Ryan and Mr. D'Annunzio are members of the class whose term expires in 1998; Mr. Rettinger and Mr. Swoveland are members of the class whose term expires in 1999; and Mr.
Williams and Mr. Morgan are members of the class whose term expires in 2000. There is no family relationship between any director or executive officer and any other director or executive officer of the Company. There are no arrangements or understandings between any director or officer and any other person pursuant to which such person was selected as an officer.
Votes pursuant to the enclosed proxy will be cast, unless authority is withheld, for the election of the two persons named under "Nominees for Terms Expiring 2001" below, both of whom are members of the present Board and both of whom are expected to be able to serve on the Board to be elected at this meeting. If any of such persons is unwilling or unable to act in such capacity, an event which is not now anticipated, the enclosed proxy will be voted for such person or persons as the Board of Directors may designate. During 1997, the Board of Directors held six meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served.

                                                         Vote Required

         A plurality of the votes cast at the Annual Meeting in person or by proxy, is required for the election of directors. Abstentions and broker non-votes will not be considered as votes cast with respect to the election of directors, and therefore any abstentions or broker non-votes will not affect the election of the candidates receiving a majority of the votes cast.

                                   THE BOARD OF DIRECTORS RECOMMEND A VOTE
                                   "FOR" PROPOSAL 1

                                                   DIRECTORS OF THE COMPANY

                                               NOMINEES FOR TERMS EXPIRING 2001

        The following persons, both of whom are currently serving as directors, have been nominated to serve as directors:

                                                      Name and Principal                                   Year First
                                                  Occupation Past Five Years                               Elected
                                                    and Other Directorships                      Age       Director

JAMES N. RYAN served as President of the Company from 1969 to 1983 and has served as director of the Company since 1969.  Mr. Ryan was elected
 Chairman and Chief Executive Officer of the Company in March 1983.  Mr.
 Ryan focuses on capital formation through the Company's drilling
 partnerships.                                                                                   66        1969

VINCENT F. D'ANNUNZIO a director since February 1989, has for the past five years served as President of Beverage Distributors, Inc., located in Clarksburg, West Virginia.  Mr. D'Annunzio serves as a director of
 Heritage Bank in Clarksburg, West Virginia.                                                     45        1989

                                          CONTINUING DIRECTORS TERMS EXPIRING IN 1999

DALE G. RETTINGER has served as Vice President and Treasurer of the
 Company since July 1980.  Additionally, Mr. Rettinger has served as
 President of PDC Securities Incorporated since 1981.  Mr. Rettinger was elected director in 1985 and appointed Chief Financial Officer in
 September 1997.  Previously, Mr. Rettinger was a partner with KPMG
 Main Hurdman, Certified Public Accountants, and served in that capacity
 from 1976 until he joined the Company.                                                          53        1985

JEFFREY C. SWOVELAND a director since March 1991, has been employed by
 Equitable Resources, an oil and gas production, marketing and distribution company, since 1994 and presently serves as Treasurer.  Mr. Swoveland previously served as Vice President and a lending officer with Mellon
 Bank, N.A. from July 1989 until 1994.                                                           42        1991

                                          CONTINUING DIRECTORS TERMS EXPIRING IN 2000

STEVEN R. WILLIAMS has served as President and director of the Company since
 March 1983.  Prior to joining the Company, Mr. Williams was employed by
 Exxon as an engineer from 1973 until 1979.  A 1981 graduate of the
 Stanford Graduate School of Business, Mr. Williams was employed by
 Texas Oil and Gas Company as a financial analyst from 1981 until July
 1982, when he joined Exco Enterprises as Manager of Operations, and
 served in that capacity until he joined the Company.                                            47        1983

ROGER J. MORGAN a director and Secretary of the Company since 1969, has been a member of the law firm of Young, Morgan & Cann, Clarksburg,
 West Virginia, for more that the past five years.  Mr. Morgan is not active in the day-to-day business of the Company, but his law firm
 provides legal services to the Company.                                                         71        1969

</TABLE?\>

Committees of the Board of Directors

         The Company has three standing committees of the Board of Directors:
the Executive Committee; the Audit Committee; and the Stock Option and
Executive Compensation Committee.  The Executive Committee is comprised of
Messrs. Ryan, Williams, and Rettinger.  The Audit Committee is comprised of
Messrs. D'Annunzio, Ryan, and Swoveland.  The Stock Option and Executive
Compensation Committee is comprised of Messrs. D'Annunzio and Swoveland.  The
Company does not have a formal Nominating Committee, the full Board of Directors handles these responsibilities.

         The functions performed by the Executive Committee include handling important Board of Directors matters that arise between Board of Directors meetings, serving as a liaison between the Board of Directors and senior management on important matters requiring Board of Directors attention and recommending to the Board of Directors nominations for election of new and existing members of the Board of Directors.

         The Audit Committee is comprised of a majority of outside Directors of the Company. The functions performed by the Audit Committee include recommending the selection of independent accountants, reviewing with the Company's independent accountants the results of audits performed by them and overseeing and reviewing monthly and quarterly unaudited financial statements. These reviews include the adequacy of cash flow and the status of credit arrangements of the Company.

         The Stock Option and Executive Compensation Committee is comprised entirely of outside Directors of the Company. The functions performed by this committee include recommending to the Board of Directors compensation levels of senior management and directing and recommending levels of corporate stock options and other benefit plans ofthe Company. In this regard, the committee monitors trends to ensure the Company's compensation levels are competitive in the oil and natural gas industry.

Compensation Committee Interlocks and Insider Participation

         The members of the Stock Option and Executive Committee are Messrs.
D'Annunzio and Swoveland. There are no Stock Option and Executive Committee interlocks.

Indemnification of Directors and Officers

         The Company's By-Laws provide that the Company shall indemnify any director, officer, employee, or other agent of the Company who is or was a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if that person acted in good faith and in a manner that person reasonably believed to be in the best interest of the Company, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

         The Company has entered into separate indemnification agreements with each of its directors and officers whereby the Company has agreed to indemnify the director or officer against all expenses, including attorneys' fees, and other amounts reasonably incurred by the officer or director in connection with any threatened, pending or completed civil, criminal, administrative or investigative action or proceeding to which such person is party by reason of the fact that he is or was a director or officer, as the case may be, of the Company, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe such conduct to be unlawful. The agreements provide for the advancement of expenses and that the Company has the right to purchase and maintain insurance on behalf of the director or officer against any liability or liabilities asserted against him, whether or not the Company would have the power to indemnify the person against such liability under any provision of the agreement. The Company has agreed to indemnify such person against expenses actually and reasonably incurred in connection with any action in which the person has been successful on the merits or otherwise. Indemnification must also be provided by the Company
(unless ordered otherwise by a court) only as authorized in the specific case upon a determination that the indemnification of the person is appropriate because he has met the applicable standard of conduct described in the agreement made by (i) the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to such action or proceeding, (ii) by independent legal counsel in a written opinion or
(iii) the shareholders of the Company.

Director Compensation

         Each non-salaried employee director and outside director of the Company is paid an annual fee of $20,000. Each inside director is paid an annual fee of $10,000.

EXECUTIVE COMPENSATION

         The following table sets forth in summary form the compensation received during each of the Company's last three fiscal years by the Chief
Executive Officer and by each other executive officer of the Company whose salary and bonus exceeded $100,000 in 1997 (the "Named Executives").


                                                  Summary Compensation Table

                                          Annual Compensation                          Long Term Compensation
                                                              Other                       Securities
                                                              Annual         Restricted   underlying     All Other
Name and                                                      Compen-        stock award  Options        Compen-
Principal Position           Year   Salary($)  Bonus (1)($)   sation($)(2)    (s)($)(3)      (#)(4)      sation($)(5)

James N. Ryan                1997   170,760     210,120         10,000                         108,000         10,335
Chairman and Chief           1996   164,295     153,383         10,000                                         10,897
 Executive Officer           1995   159,330     100,000         10,000          33,750          70,000          4,111

Steven R. Williams           1997   132,360     210,120         10,000                         108,000         10,200
President                    1996   125,895     153,383         10,000                                         10,862
 and Director                1995   120,930     100,000         10,000          33,750          70,000          4,125

Dale G. Rettinger            1997   132,360     210,120         10,000                         108,000         10,200
Executive Vice President,    1996   125,895     153,383         10,000                                         10,862
 Treasurer, and Director     1995   120,930     100,000         10,000          33,750          70,000          4,125

[FN]

(1) During 1994, the Board of Directors approved a deferred compensation arrangement for the Named Executives. See "Employment and Other Agreements and Arrangements." Under the arrangements, each Named Executive may choose to defer any portion of his bonus compensation until retirement or separation from the Company. The Named Executives voluntarily deferred $110,000 each in 1997; $80,000, $60,000 and $60,000, respectively in 1996; and
$30,000 each in 1995.  In 1997, 1996 and 1995, $30,000 of the deferred bonus compensation of Messrs. Williams and Rettinger was utilized to pay the premiums of split-dollar life insurance policies for Messrs. Williams and Rettinger.

(2) The respective Named Executives receive fees as directors of the Company in the amount of $10,000 per year.

(3) In 1995, the Company granted a restricted stock award of 30,000 shares of Common Stock to each of the Named Executives at the grant date market price of $1.125 per share. These shares will vest upon a Named Executive's retirement or involuntary separation from employment with the Company, or upon a change of control of the Company. The aggregate value of the holdings of each individual as of December 31, 1997 was $157,500.

(4) The exercise price of the options granted in 1995 is $1.125 per share. In 1997, the Company granted each Named Executive options to purchase 108,000 shares of Common Stock at an exercise price of $5.125 per share, the fair market value of such shares of Common Stock at the date of grant. The options may be exercised with respect to one-half of the shares granted thereunder on or after July 15, 1998 and with respect to one-half of the shares granted thereunder on or after July 15, 1999, provided that the grantee is employed with the Company on the exercise date. Such options expire on July 15, 2007.

(5) This amount includes contributions made by the Company under the Company's Employee Profit Sharing Plan and 401(k) plan. In 1997, 1996, and 1995 the Company contributed $15,500, $50,000, and $28,500, respectively, to the Employee Profit Sharing Plan. Of these contributions, each of the Named Executives was credited $952 in 1997, $3,071 in 1996; $1,815 in 1995.
The Company provided a matching of 401(k) contribution based upon varying rates of the Named Executives' respective contributions. Of the total Company matching contribution of $171,300, $139,800 and $71,800 in 1997, 1996 and
1995, the Named Executives were credited with matching contributions of $9,383, $9,248, and $9,248, respectively in 1997; $7,826, $7,791 and $7,791, respectively in 1996; and $4,111, $4,125 and $4,125, respectively, in 1995.

Compensation Committee Report

     The Compensation Committee is composed of two outside directors. The committee's responsibility is to develop the Company's compensation policy to enable the Company to hire, retain and motivate high performing employees. The committee also administers the Company's Savings and Protection Plan (the "401(k) Plan"), various Employee Stock Option Plans, and the Company's Profit Sharing Plan. The committee reviews the performance and compensation of the Chief Executive Officer, and the two executive officers of the Company.
Final approval of all contracts with company executives is reserved to the full Board of Directors.

     Compensation paid to the CEO, Mr. Ryan, and to the executive officers of the Company is based on several factors, including the terms of their employment contracts, the earnings of the Company, the evaluation of the Board of the performance of the employees, as well as compensation paid to similarly situated employees with other similar firms.

     As CEO, Mr. Ryan received a salary of $170,760 in 1997, which reflected cost of living increases from his salary in 1996. Also during 1997 Mr. Ryan earned a cash bonus of $210,120 based on Company earnings. Both the salary increase and the bonus were based on provisions in Mr. Ryan's employment contract.

     The Company also contributed $9,383 in 1997 to Mr. Ryan's 401(k) account in accordance with the plan's matching provisions to all participating employees.

     The compensation of the two executive officers of the Company is also comprised of a salary and a performance based bonus. Salaries of both were increased by a cost of living adjustment and bonuses were paid based on the Company's earnings, both as provided in the executive's employment agreements. Both executives also received a share of Company matching contributions to the Company 401(k) plan.

     During 1997 the Company reviewed the employment contracts of the CEO and the executive officers of the Company, and determined that no changes were required. The Compensation Committee believes the Company has made substantial progress over the past several years despite adverse industry and economic conditions, and that the progress is attributable in large measure to the efforts of the CEO and the executive officers.

                                            Compensation Committee
                                            Vincent F. D'Annunzio, Chair
                                            Jeffrey C. Swoveland


                                       OPTIONS GRANTED IN LAST FISCAL YEAR

         The following table sets forth stock options granted in 1997 under the Employee Incentive Stock Option Plan to the persons named in the Summary Compensation table.

                                               % of Total
                               Number of       Options Granted to
                               Options         Employees during        Exercise           Expiration         Grant Date
                               Granted         the fiscal year          Price($)             Date             Value($)

James N. Ryan                 108,000               22%                  5.125            7/15/07             356,400
Steven R. Williams            108,000               22%                  5.125            7/15/07             356,400
Dale G. Rettinger             108,000               22%                  5.125            7/15/07             356,400

                             Aggregated Option Exercises in Last Fiscal Year
                                      and Fiscal Year-End Option Values

       The following table provides certain information with respect to options exercised during 1997 by the persons named in the summary compensation under the Company's stock option plans. The table also represents information as to the number of options outstanding as of December 31, 1997 with respect to options granted pursuant to the Company's Employee Stock Option Plans.



                         Number                                                            Value of Unexercised
                         of Shares     Value         Number of Unexercised Options         In-The-Money Options
                         Exercised     Realized ($)        at Year-end                        at Year-End(1)($)
                                                     Exercisable    Unexercisable          Exercisable     Unexercisable

James N. Ryan                -              -          401,000       108,000                 1,716,187        13,500
Steven R. Williams           -              -          391,000       108,000                 1,673,062        13,500
Dale G. Rettinger            -              -          391,000       108,000                 1,673,062        13,500

[FN]
(1) For all unexercised options held as of December 31, 1997, the aggregate dollar value is equal to the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. On
December 31, 1997, the closing sales price of the Common Stock was $5.25 per share.

Employment and Other Agreements and Arrangements

       The Company has entered into employment agreements with each of the Named Executives, each of which has a term that has been extended to December 31, 2000. Pursuant to the respective terms of the employment agreements, each of the Named Executives is entitled to receive the basic annual salary set forth therein that is subject to increase, but not decrease (unless dire economic circumstances as declared by the Board of Directors requires a reduction for all senior executive employees of the Company), as the Board of Directors may determine to reflect changes in the cost of living, the financial success of the Company and the performance of such Named Executive. For 1997, the basic salary has been set by the Board of Directors under the respective agreements as $170,760 for Mr. Ryan, $132,360 for Mr. Williams and $132,360 for Mr. Rettinger. Each Named Executive is also entitled to be paid an annual bonus equal to 2.5% of the Company's net pre-tax earnings for any year in which the Company's net pre-tax earnings exceed $300,000. The Company has been required to establish a deferred compensation plan, described below, for the Named Executives and to fund such plan with an annual contribution of $30,000 commencing in 1994, subject to adjustment for inflation.

       In the event of a change in control of the Company, each Named Executive has the right within six months after such change of control to elect to terminate his employment under his employment agreement and receive severance compensation equal to the sum of his basic salary plus an amount equal to the average bonus paid to him over the preceding three years as provided in the agreement multiplied by the remaining years of the employment agreement, provided, however, that the minimum severance compensation must not be less than the amount equal to three years of basic compensation plus an amount equal to three times the average bonus paid to such person over the preceding three-year period.

       Each employment agreement also provides that if the Company obtains the right to sell working interests in any drilling program, the Named Executive is entitled to participate as an investor in such oil and gas drilling project subject to the prior approval by the Board of Directors of the terms of any such participation.

       Each employment agreement contains a standard non-disclosure covenant. Each employment agreement also provides that the Named Executive is prohibited during the term of his employment and for a period of one year following his termination from engaging in any business that is competitive with the Company's oil and gas drilling business in West Virginia, unless his termination results from a change of control of the Company. During any period for which the non-competition provision prohibits the officer from pursuing activities that would compete with the Company's business as provided in the agreement following termination of the agreement, the Company is required to pay the officer his basic salary and bonus as provided in the agreement.

       In the event of termination under the terms of the agreement, the Company will be required to loan to the officer funds equal to the exercise price of all options held by the Named Executive under the Company's stock option plans, which loan, if made, must be repaid within nine months and will bear interest at the prime rate then in effect.

       Each employment agreement may be terminated for cause for willful misfeasance or malfeasance, disregard of the Named Executive's duties or negligence related to the performance of his duties, if so determined by a court of competent jurisdiction. Also, the Company may terminate the employment agreement without cause, in which case the Company must either (i) reassign the Named Executive to a comparable executive position or designate him as a consultant for the remaining term of his agreement (ii) pay him liquidated damages in an amount equal to his then basic salary for the remaining term of the employment agreement, with a minimum payment equal to twelve months of basic salary.

       The Company has entered into stock redemption agreements with each of the Named Executives. The agreements require the Company to maintain life insurance policies on each of them in the amount of $1 million. At the election of the Named Executive's estate or heirs made within one year of such person's death, the Company must utilize the proceeds from such insurance policies to purchase from his estate or heirs all or a portion of his shares of the Company's Common Stock owned by him, including shares subject to outstanding stock options or warrants owned by such Named Executive at the time of his death, up to an aggregate sale price of $1 million. The purchase price for such shares of Common Stock will be based upon the average closing asked price for the Company's Common Stock as quoted by Nasdaq during a specified period. The Company is not required to purchase any shares in excess of the amount provided by such insurance policies. If the Named Executive's estate or heirs elect not to sell any or all of the shares to the Company, the estate or heirs will be precluded from selling the shares to anyone for a period of two years after the date of the person's death, except that the shares may be transferred into the names of the decedent's heirs and beneficiaries and the stock sold pursuant to Rule 144 under the Securities Act. If the Named Executive terminates his employment with the Company or disposes of all of all or substantially all of his shares of Common Stock in the Company, the Named Executive has the right to purchase his respective insurance policy for a price equal to the cash surrender value of the policy as of the date of such event. If the Named Executive fails to purchase the policy within ninety days after such event, the Company may cancel all policies covering the life of the Name Executive. The stock redemption agreements will terminate upon bankruptcy or cessation of business by the Company.

       Mr. Ryan, Mr. Williams and Mr. Rettinger are also the participants in the Company's deferred bonus compensation plan. Under this plan, the Company's Board of Directors must declare a year-end bonus for each participant, the receipt of which is automatically deferred pursuant to the plan, unless prior to the beginning of a particular year, the participant enters into a voluntary bonus compensation agreement under which he irrevocably elects to receive his year-end bonus as cash compensation, payable as soon as practicable following the end of the year. The amount of the participant's year-end
 bonus is a minimum of $30,000 or such greater amount as may be declared by the Board of Directors. The participant also has the right to elect to defer receipt of his other bonus compensation under this plan. Any bonus compensation deferred under this plan will not be paid until such participant's retirement, or upon termination of employment, disability or death or upon hardship, as provided in the plan.
A trustee selected by the Board of Directors maintains accounts for each participant under the plan. The Company has reserved the right to terminate the deferred bonus compensation plan, in whole or in part, at any time and without liability for such termination or discontinuance.

Stock Option Plans

       Under the Company's incentive stock option plans, options to purchase shares of Common Stock of the Company may be granted to certain officers and key employees of the Company, which options are intended to qualify as incentive stock options under the provisions of the Internal Revenue Code. Under the plan adopted in 1997, the Company granted options for an aggregate of 500,000 shares of Common Stock at an exercise price of 100% of the fair market value per share of the Company's Common Stock on the date of grant.
The options may be exercised with respect to one-half of the shares granted on or after the first anniversary of the date of grant and with respect to the other one-half of the shares granted on or after the second anniversary of the date of grant. Options will expire ten years from the date of grant if not exercised. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation will cause each outstanding option to terminate, provided that each optionee, in such event, will have the right immediately prior to said dissolution or liquidation or merger or consolidation to exercise his option in whole or in part without regard to any installment vesting provisions with respect to such options.

Key-Man Life Insurance

       The Company maintains key-man life insurance policies on the lives of Messrs. Ryan, Williams and Rettinger in the amounts of $5.0 million, $1.0 million, and $1.0 million, respectively. The Company is the beneficiary of each policy.

Employee 401k and Profit Sharing Plan

       In 1987, the Company established a retirement plan qualified under
Section 401(k) of the Internal Revenue Code. The plan is funded by employee contributions and a company matching contribution. Administrative costs of the plan are borne by the Company. The employees choose from four investment programs and, therefore, the amount of an individual's plan assets depends on the amount of their contributions and the performance by their chosen investments.

       In 1992, the Company began a Profit Sharing Retirement plan to supplement the 401(k) Plan. Contributions are dependent on corporate profitability and are at the discretion of the Board of Directors of the Company. The Company filed and qualified the plan with the Internal Revenue Service.

Stockholder Performance Graph

       The following graph illustrates the performance of Petroleum Development Corporation common stock over a five year period compared to the performance of the NASDAQ Index and a peer group index. The peer group index consists of 184 Crude Petroleum and Natural Gas Companies. The table includes the cumulative shareholder return assuming the reinvestment of dividends.


                                               Petroleum Development Corporation
                                                    Stock Performance Graph



500.0


400.0


300.0


200.0


100.0


0.0

                  12/31/92         12/31/93          12/31/94        12/31/95        12/31/96        12/31/97



Petroleum
Development
Corporation          100.0           150.00            105.56          144.44          372.22          466.67


Industry Index       100.0           119.15            124.87          137.33          182.60          185.09


Broad Market
 Index               100.0           119.95            125.94          163.35          202.99          248.30


             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the Company's Common Stock as of December 31, 1997 by (a) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (b) each director of the Company; (c) each Named Executive;
(d) all directors and executive officers as a group.

                                                                          Beneficial Ownership (1)
Name and Address                                                          Number          Percent

Fidelity Management . . . . . . . . . . . . . . . . . . . . . . . . . . .1,255,000          8.2
82 Devonshire Street
Boston, MA 02109

James N. Ryan(2). . . . . . . . . . . . . . . . . . . . . . . . . . .      971,434          6.4
103 East Main Street
Bridgeport, WV 26330

Steven R. Williams(3) . . . . . . . . . . . . . . . . . . . . . . . . . . .562,560          3.6
103 East Main Street
Bridgeport, WV 26330

Dale G. Rettinger(3). . . . . . . . . . . . . . . . . . . . . . . . . . . .517,834          3.3
103 East Main Street
Bridgeport, WV 26330

Roger J. Morgan(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . .132,504          *

Vincent F. D'Annunzio(5). . . . . . . . . . . . . . . . . . . . . . . . . . 53,600          *

Jeffrey C. Swoveland(6) . . . . . . . . . . . . . . . . . . . . . . . . . . 22,094          *

All directors and executive officers as a
 group (6 persons)(7) . . . . . . . . . . . . . . . . . . . . . . . . . .2,260,026         13.7


[FN]
* Less than 1%

(1) Includes shares over which the person currently holds or shares voting or investment power. Unless otherwise indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to the shares beneficially owned.

(2) Includes 200,000 shares owned jointly with Mr. Ryan's wife, 200,369 shares owned by Mr. Ryan's wife and 64,258 shares owned by Mr. Ryan's wife as guardian for their minor grandchildren. The balance of the shares are owned solely by Mr. Ryan. Also includes options to purchase 401,000 shares of Common Stock that Mr. Ryan can currently exercise or that will become exercisable within 60 days. Excludes 108,000 shares underlying options granted on July
15, 1997 exercisable after such 60-day period.

(3) Includes options to purchase 391,000 shares that such person can currently exercise or that will become exercisable within 60 days. Excludes 108,000 shares underlying options granted to such person on July 15, 1997 exercisable after such 60-day period.

(4) Includes options to purchase 47,500 shares that Mr. Morgan can currently exercise or that will become exercisable within 60 days.

(5) Includes options to purchase 13,600 shares that Mr. D'Annunzio can currently exercise or that will become exercisable within 60 days.

(6) Includes options to purchase 3,550 shares that Mr. Swoveland can currently exercise or that will become exercisable within 60 days.

(7) Includes options to purchase 1,247,650 shares that such persons can currently exercise or that will become exercisable within 60 days.
Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and holders of more than 10% of the Common Stock are required by regulations promulgated by the Commission pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. The Company assists officers and directors, and will assist beneficial owners, if any, of more than 10% of the Common Stock, in complying with the reporting requirements of Section 16(a) of the Exchange Act.

       Based solely on its review of the copies of such forms received by it, the Company believes that since January 1, 1997, all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were met.

                                                          PROPOSAL 2

                     AMENDMENT AND RESTATEMENT OF THE COMPANY'S ARTICLES OF
                                                         INCORPORATION

Description of the Amended and Restated Articles of Incorporation

       At the Annual Meeting, the stockholders will be asked to consider and vote upon a proposal to approve the amendment and restatement of the Company's existing Articles of Incorporation (the "Articles") to:
(i) increase the number of authorized shares of Common Stock of the Company from 22,250,000 shares to 50,000,000 shares; (ii) remove from the Articles the Company's authorized, but unissued, 2,750,000 shares of non-voting Class A Common Stock; and (iii) make other technical changes to other provisions of the Company's Articles, in conformity with current Nevada law. The stockholders are being asked separately under Proposal 3 below to consider and vote upon an amendment to the Articles of Incorporation to add a provision limiting personal liability of directors and officers of the Company for monetary damages as permitted by Nevada law, which amendment will be also included in the amended and restated Articles of Incorporation if Proposal 3 is approved by the stockholders at the Annual Meeting.

       The full text of the proposed amended and restated Articles (the "Amended and Restated Articles of Incorporation") is attached hereto as Exhibit A. If Proposal 2 is adopted, the provision limiting personal liability of directors and officers will be included in the Amended and Restated Articles of Incorporation only if Proposal 3 is also adopted. If Proposal 2 is not adopted but Proposal 3 is adopted, the provision limiting personal liability of directors and officers will be added by amendment to the existing Articles.

     The Board of Directors believes it is advisable to amend and restate the Articles pursuant to this Proposal 2 for the following reasons: (i) the Company should have additional shares of Common Stock available for various corporate programs and purposes; (ii) no authorized shares of Class A Common Stock are needed and none are currently outstanding; (iii) the Articles should be conformed to current provisions of Nevada law; and (iv) consolidating the Articles into a single document will facilitate their use and avoid confusion.

Capital Stock

         The authorized capital stock of the Company is 22,250,000 shares of Common Stock and 2,750,000 shares of non-voting Class A Common Stock. As of June 1, 1998, there were 15,510,762 shares of Common Stock issued and outstanding and no shares of Class A Common Stock were issued and outstanding. An additional 1,693,317 authorized but unissued shares of Common Stock have been reserved for issuance under the Company's stock option plans for employees and directors or pursuant to warrants to purchase Common Stock granted by the Company. Holders of Common
Stock and Class A Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company.

Increase in Authorized Shares of Common Stock and Removal of Authorized Shares of Class A Common Stock

       The increase in the authorized number of shares of the Company's Common Stock is being proposed because the Board of Directors believes that it is advisable to have a greater number of authorized but unissued shares of Common Stock available for various corporate programs and purposes. The Company may from time to time consider acquisitions, stock dividends or stock splits, and public or private financings to provide the Company and its subsidiaries with capital, all of which may involve the issuance of additional shares of
Common Stock or securities convertible into Common Stock.   Also, additional
shares of Common Stock may be necessary to meet anticipated future obligations under the Company's employee benefit plans. The Board of Directors believes that having authority to issue additional shares of Common Stock will avoid the possible delay of calling and holding a special meeting of stockholders to increase its authorized capital stock at the time a transaction may be proposed, so as to enhance the Company's ability to take prompt advantage of market conditions and to respond promptly to any future acquisition opportunities.

       The Company has no present plan, understanding or arrangement to issue any of the additional shares of Common Stock that will be authorized if the amendment is approved.

       If the proposal is approved, the Board of Directors will not solicit stockholder approval to issue the additional authorized shares except to the extent that such approval may be required by law or the rules of The Nasdaq Stock Market, and subject to such requirements, such shares may be issued for such consideration, cash or otherwise, at such times, for such purposes and in such amounts as the Board of Directors in its discretion may determine, without further action by the stockholders. The future issuance by the Company of shares of Common Stock may dilute the equity ownership position of current holders of Common Stock. Under the rules of The Nasdaq Stock Market applicable to the Company, stockholder approval must be obtained prior to the issuance of shares for certain purposes, including the issuance of shares in an amount equal to or in excess of 20% of the Company's then outstanding shares in connection with a future acquisition by the Company.

       Although the Board of Directors currently intends to utilize the Additional shares of Common Stock solely for the purposes set forth above, such shares could also be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of the Company, thereby possibly discouraging or deterring a non-negotiated attempt to obtain control of the Company and making removal of incumbent management more difficult. The proposal, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate the Company's capital stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to the Board of Directors or otherwise.

       The Class A Common Stock was authorized by the Board of Directors and approved by the stockholders of the Company in 1991 in connection with a debt restructuring. The Company's principal bank lender had required the authorization of the Class A Common Stock and was issued warrants for the purchase of 2,750,000 shares of Class A Common Stock. These warrants were redeemed by the Company in 1993. Because neither the warrants nor any shares of Class A Common Stock are outstanding, the Board of Directors believes that the authorization of the Class A Common Stock should be deleted and removed from the Company's Existing Articles in connection with their amendment and restatement.

                   Consolidation and Restatement of Articles of Incorporation

       Since the formation of the Company in 1955, the Nevada Revised Statutes ("NRS") have undergone a number of amendments and revisions, and the Company has amended the Articles from time to time. Therefore, in order to conform the Articles to current provisions of the NRS and to consolidate and restate the Articles to facilitate their use, the following technical changes are proposed in addition to the increase in authorized shares of Common Stock and the removal of the authorized shares of Class A Common Stock:
(i) shortening the purpose clause of the Articles to provide that the Company is permitted to engage in any lawful activity permitted under the NRS;
(ii) eliminating the provision permitting the directors to amend or repeal the articles of incorporation inasmuch as the NRS generally requires stockholder approval in addition to approval by the Board of Directors;
(iii) eliminating the provisions providing for additional powers of the directors and officers to be set forth in the Company's By-Laws and permitting the Board of Directors, committees of directors and stockholders to take action by written consent, as these provisions are permitted under the NRS and are not required to be set forth in articles of incorporation;
and (iv) updating the Articles to include the Company's current registered office and agent. Conforming the Articles to the NRS as currently in effect and consolidating the Articles by the adoption of the Amended and Restated Articles of Incorporation will provide ease of use of the Company's charter documents and will serve to avoid confusion.

                                                         Vote Required

       Approval of the proposed Amended and Restated Articles of Incorporation under this Proposal 2 will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding and entitled to vote. Abstentions and broker non-votes are considered shares of stock outstanding and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention or broker non-vote will therefore have the practical effect of voting against approval of the Amended and Restated Articles of Incorporation because it represents one less vote for the approval of the Amended and Restated Articles of Incorporation.

                   THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 2.
                                                          PROPOSAL 3

                      APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF
                                INCORPORATION TO PROVIDE FOR LIMITATION OF
                              PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

Description of Amendment to Provide for Limitation of Personal Liability for Directors and Officers

       At the Annual Meeting, the stockholders will be asked to vote on a proposal to approve an amendment to the Company's Articles of Incorporation to include a provision limiting personal liability of the Company's directors and officers for monetary damages in the management of the Company's business, as authorized pursuant to provisions of the NRS. The amendment will be included in the Company's Amended and Restated Articles of Incorporation if both this Proposal 3 and Proposal 2 above are approved by the stockholders at the Annual Meeting. If this Proposal 3 is adopted but Proposal 2 is not adopted, this proposed article will be added as amendment to the existing Articles. Please refer to Article Ninth of the proposed Amended and Restated Articles of Incorporation, attached hereto as Exhibit A for the text of the proposal limitation of personal liability amendment.

                                                   Background of Proposal 3

       Subsequent to the formation of the Company, amendments to the NRS in 1987, 1991 and 1993 permit a Nevada corporation to include in its articles of incorporation a provision that eliminates the personal liability of directors and officers to the corporation and its stockholders for monetary damages for violations of fiduciary duty except for (i) acts or omissions that involve intentional misconduct, fraud or knowing violations of law or
(ii) the payment of illegal dividends. The limitation of personal liability under the proposed amendment affects only the potential liability of directors and officers for monetary damages and does not permit the elimination or limitation of the availability of equitable remedies, such as an injunction or rescission against a director or officer, for violations of fiduciary duty. The NRS provisions limiting such personal liability represent a legislative response to changes in the market for directors and officers liability insurance, including sharp increases in premiums and in some cases the unavailability of traditional coverage. The availability of liability insurance is a relatively standard condition of employment of officers and the appointment of directors unaffiliated with the management of corporations, and in some cases directors and officers of certain corporations have resigned when such coverage has become unavailable. In other cases, the absence of available insurance may deter directors and officers from making entrepreneurial decisions. This situation was perceived by the Nevada legislature as a threat to the quality and stability of the governance of Nevada corporations. Therefore, these limitations on personal liability provisions were enacted into Nevada law to allow Nevada corporations to provide substitute protection for directors and officers and to limit their personal liability for monetary damages under certain circumstances.

Effect of Amendment to Provide for Limitation of Liability

       The proposed amendment, if approved, will eliminate or limit the personal liability of directors and officers in the management of the Company's business to the full extent currently or hereafter permitted by Nevada law. If the amendment limiting personal liability is adopted, neither the Company nor a stockholder will be able to sue a director or officer for monetary damages for negligence or gross negligence in the performance of his or her fiduciary duties. Actions for monetary damages may be brought, however, if there can be shown that the director or officer engaged in intentional misconduct, fraud or a knowing violation of law, or approved or participated in an illegal dividend. The provision will not preclude the Company or a stockholder from seeking an injunction, rescission or other non-monetary relief in the eventof a breach of fiduciary duty by a director or officer. Also, the limitation on personal liability applies only to claims against a director or officer in his or her capacity as such, and not to any claims arising out of his or her role in any other capacity. Further, the limitation of personal liability will not apply to acts or omissions of directors or officers occurring prior to the time of adoption and will not have any effect on the remedies of stockholders under federal securities laws. No suits are currently pending, or to the knowledge of the Company, threatened against its directors or officers alleging a violation of their fiduciary duty to the Company or its stockholders.

       Although members of the Board of Directors have a personal interest in approval of the limitation of personal liability provision, the Board of Directors strongly believes this provision is in the best interests of the Company and its stockholders. While the existing members of the Board of Directors and officers have not indicated an intention to resign if the limitation of personal liability provision is not approved, the Company believes the approval of the provision is important to its ability to recruit and retain competent directors and officers. In addition, the Company believes that effective functioning of the Board of Directors and officers might be impaired if directors and officers are not assured of the traditional protection against lawsuits that challenge the prudence of good faith business judgments.
                                                         Vote Required

       Approval of the proposed amendment to the Articles under this Proposal 3 will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding and entitled to vote. Abstentions and broker non-votes are considered shares of stock outstanding and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention or broker non-vote will therefore have the practical effect of voting against approval of the proposed amendment because it represents one less vote for the approval of the proposed amendment.

                   THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL 3.


                                                          PROPOSAL #4

                       RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      At the Meeting, the Stockholders of the Company will be asked to ratify the Board of Directors' selection of KPMG Peat Marwick as the Company's certified public accountants for the fiscal year ended December 31, 1998. KPMG Peat Marwick conducted the audit for the fiscal year ended December 31, 1997.
A representative of KPMG Peat Marwick will be present at the Meeting, will have an opportunity to make statements if he so desires, and will be available to respond to appropriate questions.

                                                         Vote Required

       A majority of the votes cast at the Annual Meeting, in person or by proxy, is required for the ratification of the Board of Directors' selection of independent accountants. Abstentions and broker non-votes will not be considered as votes cast with respect to the ratification of the Board of Directors' selection of independent accountants.

                  THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL #4

                                                        OTHER BUSINESS

       As of the date of this Proxy Statement, management of the Company is not aware of any matters to be brought before the Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters pursuant to such proxy.

General

       The enclosed Proxy is solicited by the Company's Board of Directors. The Company expects to solicit proxies primarily by mail, but solicitation may also be made personally, by telephone or by telegraph, by regularly employed officers and employees of the Company who will receive no extra compensation for doing so.

       The Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to, and obtain instructions from, the beneficial owners of shares held by record by such persons and will reimburse reasonable out-of-pocket expenses. The Company will bear all costs of proxy solicitation.

Stockholder Proposals for 1999 Annual Meeting

       Stockholder proposals must be received by the Company at its principal executive office on or prior to March 1, 1999 in order to be included in the Company's proxy statement for the 1999 annual meeting of stockholders.

                                          By Order Of The Board of Directors


                                                              James N. Ryan
                                                              Chairman

Dated: May 26, 1998
       THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED BY WRITING TO CORPORATE COMMUNICATIONS DEPARTMENT, PETROLEUM DEVELOPMENT CORPORATION, P.O. BOX 26, BRIDGEPORT, WEST VIRGINIA 26330.

                                                           EXHIBIT A

                              AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                                              OF

                                           PETROLEUM DEVELOPMENT CORPORATION


       FIRST.  The name of the Corporation is PETROLEUM DEVELOPMENT CORPORATION.

       SECOND. The Corporation's registered office in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of the Corporation's resident agent at such address is The Corporation Trust Company of Nevada.

       THIRD. The number of shares of capital stock the Corporation is authorized to issue is 50,000,000 shares of Common Stock, par value $0.01 per share.

       FOURTH. The governing board of the Corporation shall be known as directors, and the number of directors shall not be less than three (3) nor more than nine (9).

       FIFTH. The purpose of the Corporation is to engage in any lawful activity permitted under the Nevada Revised Statutes.

       SIXTH. The stock of the Corporation shall be fully paid and nonassessable. No stockholder of the Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized, or any shares or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or other securities would adversely affect the dividend or voting rights of such holders, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Corporation or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

       SEVENTH. The Corporation may from time to time determine whether and to what extent, and the times and places and upon what conditions, the books, records and assets of the Corporation, or any of them (other than the stock ledger), shall be open to inspection by the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by law or by resolution of the Board of Directors or stockholders.

       EIGHTH.  The Corporation shall have perpetual existence.

       NINTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except that this Article does not eliminate or limit the liability of a director or officer for: (i) an act or omission that involves intentional misconduct, fraud or a knowing violation of the law; (ii) an act or omission for which the liability of a director or officer is expressly provided for by an applicable statute, including the liability for payment of distributions in violation of Section
78.300 of the Nevada Revised Statutes; or (iii) any other act, omission, transaction or breach of duty as to which any applicable statute, rule or regulation provides that the liability of directors or officers may not be eliminated or limited. If the Nevada Revised Statutes or other applicable laws (collectively, "Laws") hereafter are amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Laws. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.


 Petroleum Development Corporation

   Proxy Solicited by the Board of Directors For Annual Meeting of Stockholders

The undersigned hereby appoints JAMES N. RYAN and DALE G. RETTINGER or either of them, proxies, each with full power to act without the other and with full power of substitution for and in the name of the undersigned at the Annual Meeting of Stockholders of Petroleum Development Corporation (the "Company") to be held on July 31, 1997 at 10:00 A.M. and at any adjournment thereof to vote all shares of the Common Stock of the Company, held by the undersigned with respect to the following questions and on such other matters as may properly come before the meeting.

(1)    ELECTION OF DIRECTORS

       FOR all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY to vote for all nominees listed below
                                 James N. Ryan, Vincent F. D'Annunzio

(INSTRUCTION: To withhold authority to vote for any nominee, circle that nominee's name above.

(2) To consider and approve the amendment and restatement of the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, to repeal the authorized but unissued Class A Common Stock of the Company and to otherwise consolidate and conform the Articles of Incorporation and all amendments thereto to existing Nevada law.
                                              FOR  AGAINST  ABSTAIN

(3) To consider and approve an amendment to the Company's Articles of Incorporation to provide for certain limitations of personal liability of directors and officers of the Company in the management of the Company's business.
                                                FOR  AGAINST  ABSTAIN

                                               FOR  AGAINST  ABSTAIN
(4) To ratify and approve the selection of independent public accountants for the Company for the fiscal year ending December 31, 1998.
                                                FOR  AGAINST  ABSTAIN

                              (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for such meeting dated July 31, 1998 and a copy of the Company's 1997 Annual Report.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                                                              , 1998

                            (Please sign EXACTLY as your name appears hereon)
                        when signing as a representative capacity, please
                                                      give full title.

IMPORTANT INFORMATION IS CONTAINED ON OTHER SIDE OF THIS CARD, PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.